                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          CONSOLIDATED PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           CONSOLIDATED PRODUCTS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 21, 1996

TO THE SHAREHOLDERS OF CONSOLIDATED PRODUCTS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Consolidated Products, Inc. will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204 on Wednesday, February 21, 1996 at 1:30 p.m., Eastern Standard Time, for the following purposes:

               1. To elect eight directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

               2. To act upon the approval of the Company's 1996 Nonemployee Director Stock Option Plan, as adopted by the Board of Directors.

               3. To act upon the approval of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 25, 1996, as recommended by the Board of Directors.

               4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 29, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     We urge you to date, sign and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of Consolidated Products, Inc. a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.

                                        By Order of the Board of Directors


                                        S. Sue Aramian, Secretary
January 15, 1996
Indianapolis, Indiana


              PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                           CONSOLIDATED PRODUCTS, INC.
                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100

                                 PROXY STATEMENT
                       For Annual Meeting of Shareholders
                          To be Held February 21, 1996

     This proxy statement is furnished to the shareholders of Consolidated Products, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 21, 1996, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 15, 1996.

     Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING COMMON STOCK

     The record date for shareholders entitled to vote at the Annual Meeting is December 29, 1995. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 13,722,004 shares of Common Stock, which includes the 10% stock dividend declared by the Board of Directors on December 12, 1995, to shareholders of record on December 22, 1995. Unless otherwise stated, all references herein to shares of Common Stock of the Company have been adjusted to reflect the 10% stock dividend.

ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election as directors of the Company of the eight persons named under the caption "Election of Directors," (ii) FOR the approval of the 1996 Nonemployee Director Stock Option Plan, (iii) FOR the approval of the selection by the Board of Directors of the Company of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 25, 1996, and (iv) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting.
Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of votes received for purposes of the quorum will not be reduced by such action. Other matters coming before the shareholders will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Only votes cast for or against the proposals will be counted.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for presentation at the Annual Meeting of Shareholders in 1997 must be received by the Company by September 13, 1996.

MISCELLANEOUS

     The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by the use of mails, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegraph or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

                            1.  ELECTION OF DIRECTORS
     Eight directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. Each of the nominees named below is currently a director of the Company and each was elected at the Annual Meeting of Shareholders held February 22, 1995.

     At the time of the Annual Meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's By-Laws to reduce the number of directors.

     The name, age, tenure as a director of this Company and business background for at least the last five years of the nominees for election are set forth below:
                           SERVED AS
                           DIRECTOR
NAME                 AGE   SINCE                  BUSINESS EXPERIENCE
--------------------------------------------------------------------------------

S. Sue Aramian        63    1981        Vice Chairwoman of the Company since
                                        1990 and Secretary since August 9, 1995;
                                        Vice President of the Company from 1984
                                        to 1990 and a Managing General Partner
                                        of Kelley & Partners, Ltd. since 1974.

Alva T. Bonda         78    1982        Former member of the Ohio Board of
                                        Regents;  Former member of the Board of
                                        Directors of MCI Communications Corp;
                                        General Partner of Kelley & Partners,
                                        Ltd.

Neal Gilliatt         78    1991        Marketing consultant; Former Chairman of
                                        Executive Committee and Director,
                                        Interpublic Group of Companies, Inc.;
                                        Emeritus Director of Chemed Corporation;
                                        Member of the Boards of Directors of
                                        National Sanitary Supply Company, Roto-
                                        Rooter, Inc., and Kubin-Nicholson
                                        CorporatioN.

Alan B. Gilman        65    1992        President since July 13, 1992 and Chief
                                        Executive Officer of the Company
                                        beginning October 1, 1992; Consultant to the Company from February 3, 1992 to
                                        July 12, 1992; Private investor from
                                        1985 to 1992.

E. W. Kelley          78    1981        Chairman of the Company since 1984;
                                        Since 1974, Managing General Partner of
                                        Kelley & Partners, Ltd.; Member of the
                                        Board of Directors of Comstock Strategy
                                        Fund, Inc.

Charles E. Lanham     63    1971        Chairman, Klipsch, Lanham & Associates,
                                        Inc.; Vice Chairman of the Board of
                                        Directors of Overhead Door Company of
                                        Indianapolis, Inc.; Member of the Board
                                        of Directors of Capital Industries, Inc.

J. Fred Risk          67    1971        Chairman of the Board of Directors of
                                        Sovereign Group, Inc.;  Member of the
                                        Board of Directors of Capital
                                        Industries, Inc.

James Williamson, Jr. 64    1985        Former President and Chief Executive
                                        Officer of the Company from  April 1985
                                        to July 31, 1990; General Partner of
                                        Kelley & Partners, Ltd. since April
                                        1985.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors, which held six meetings during fiscal 1995, has five standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Stock Option Committee and an Employee Stock Purchase Committee.

     The Executive Committee may exercise, when the Board of Directors is not in session, substantially all of the powers of the Board of Directors in the management and affairs of the Company to the extent permitted by law. The Executive Committee also performs the functions of a compensation committee in setting guidelines for the administration of salaries and making recommendations for officers' salaries, administering incentive compensation plans, including awards under the Company's Capital Appreciation Plan, and otherwise determining compensation levels. See "Report of the Executive Committee" elsewhere in this proxy statement. During the fiscal year ended September 27, 1995, the Executive Committee met eleven times. Mr. Kelley serves as Chairman and Messrs. Risk and Williamson serve as members of the Executive Committee.

     The Audit Committee, among other duties, serves in an oversight role intended to assure the integrity and objectivity of the Company's financial reporting process. The Committee meets periodically with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making recommendations to the Board of Directors covering the selection of the Company's independent auditors. During the fiscal year ended September 27, 1995, the Audit Committee met once. Mr. Bonda serves as Chairman of the Committee and Messrs. Lanham and Williamson serve as members.

     The Stock Option Committee directs the administration of the Company's various employee stock option plans in accordance with the terms of the plans. Mr. Risk serves as Chairman of the Committee and Messrs. Bonda and Gilliatt are members of the Committee.

     The Personnel/Benefits Committee recommends personnel policies and employee benefit plans, administers the Company's profit sharing plan, including the establishment of investment guidelines related thereto, and performs such other functions with respect to personnel and benefit plan matters as may be requested by the Board of Directors. The Personnel/Benefits Committee met once during fiscal 1995. Ms. Aramian is Chairwoman of the Committee, and Messrs. Lanham, Gilliatt and Gilman are members, together with Mr. Bear, Senior Vice President, Administration and Finance, and Treasurer; Mr. Hawes, Vice President, Human Resources and Ms. Boog, Assistant Vice President, Administration.

     The Employee Stock Purchase Committee directs the administration of the Company's Employee Stock Purchase Plan in accordance with the terms of the Plan. Mr. Risk serves as Chairman of the Committee and Messrs. Bonda and Bear are members of the Committee.

     No director attended less than 80% of the aggregate of (1) the total meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he or she served.

                             OWNERSHIP OF SECURITIES

     The following table shows the total number of shares of Common Stock beneficially owned as of December 29, 1995, and the percentage of Common Stock so owned as of that date, with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company.


                                             AMOUNT AND NATURE OF
    NAME & ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP (1)(2)   PERCENT OF CLASS
    ----------------------------------       ---------------------------   ----------------
    E. W. Kelley                                 2,529,625 (3)                18.4%
    131 Woden Way, S.E.
    Winter Haven, FL 33884

    Kelley & Partners, Ltd.                      1,326,042                     9.7%
    36 South Pennsylvania Street, Suite 550
    Indianapolis, IN 46204

    Fidelity Management & Research                 743,473                     5.4%
    82 Devonshire Street
    Boston, MA  02109




     (1) THIS TABLE IS BASED UPON INFORMATION SUPPLIED BY DIRECTORS AND EXECUTIVE OFFICERS AND SCHEDULES 13D AND 13G, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (2) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS. SEE "AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR END OPTION VALUES."

     (3) INCLUDES 37,281 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS; 558,984 SHARES OWNED DIRECTLY BY MR. KELLEY; 1,326,042 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, LTD., A LIMITED PARTNERSHIP OF WHICH E. W. KELLEY IS A MANAGING GENERAL PARTNER; 414,744 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY, INC.; 176,162 SHARES OWNED OF RECORD AND BENEFICIALLY BY KING COLA, INC. OF WHICH MR. KELLEY IS CHAIRMAN, AND 16,412 SHARES OWNED OF RECORD AND BENEFICIALLY BY KAHM, INC., WHICH IS CONTROLLED BY E. W. KELLEY.

     The following table shows the total number of shares of Common Stock beneficially owned as of December 29, 1995, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group:





                                             AMOUNT AND NATURE OF
     NAME & ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(1)      PERCENT OF CLASS
     ----------------------------------      -----------------------      ----------------

     S. Sue Aramian                              1,690,485 (2)(3)(4)          12.3%

     James W. Bear                                 329,127       (5)           2.4%

     Alva T. Bonda                               1,628,184    (3)(6)          11.8%

     Neal Gilliatt                                  18,738       (7)              *

     Alan B. Gilman                                105,205       (8)              *

     E. W. Kelley                                2,529,625 (3)(4)(9)          18.4%

     Charles E. Lanham                             259,466      (10)           1.9%

     Gary T. Reinwald                              197,417      (11)           1.4%

     J. Fred Risk                                   81,465      (12)              *

     James Williamson Jr.                        1,522,091   (3)(13)          11.1%

     All directors and executive officers
     as a group (19)                             4,985,422      (14)          35.7%



     * LESS THAN 1%.
     (1) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS.

     (2) INCLUDES 29,005 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

     (3) INCLUDES 1,326,042 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, LTD., OF WHICH MR. KELLEY AND MS. ARAMIAN ARE MANAGING GENERAL PARTNERS AND MESSRS. BONDA AND WILLIAMSON ARE GENERAL PARTNERS.

     (4) INCLUDES 176,162 SHARES OWNED OF RECORD AND BENEFICIALLY BY KING COLA, INC., OF WHICH MR. KELLEY AND MS. ARAMIAN ARE OFFICERS AND DIRECTORS.

     (5) INCLUDES 26,330 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 6,705 SHARES OWNED OF RECORD AND BENEFICIALLY HELD BY MR. BEAR'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

     (6) INCLUDES 14,466 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 102,057 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. BONDA'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

     (7) INCLUDES 9,634 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 2,662 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. GILLIATT'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

     (8) INCLUDES 13,336 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

     (9) INCLUDES 37,281 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS AND 990,140 SHARES OWNED OF RECORD OR BENEFICIALLY BY MR. KELLEY AND HIS AFFILIATES, KELLEY, INC. AND KAHM, INC.

     (10) INCLUDES 14,466 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 5,782 SHARES OWNED BY MR. LANHAM'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

     (11) INCLUDES 22,955 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

     (12) INCLUDES 9,634 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 2,420 SHARES OWNED BY MR. RISK'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

     (13) INCLUDES 9,634 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 10,057 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. WILLIAMSON'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

     (14) INCLUDES 238,916 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS HELD BY ALL DIRECTORS AND OFFICERS AS A GROUP.



     Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company's knowledge, based on written representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 27, 1995.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors receive an annual fee of $14,000 plus $1,400 per board meeting and $700 per committee meeting attended. Mr. Risk is paid an additional annual fee of $3,500 for services as a member of the Executive Committee. Directors who are officers of the Company are not paid for their services as directors.
In the fiscal year ended September 27, 1995, the total compensation paid to nonemployee directors was $140,800. Ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

     The Company's 1991, 1994 and 1995 Nonemployee Director Stock Option Plans, (the "1991 Plan," "1994 Plan," and "1995 Plan," respectively), provide for the non-discretionary grant of nonqualified stock options to nonemployee directors of the Company and its subsidiaries at a price equal to the fair market value of the Common Stock on the date of grant. Options outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable. The options expire five years from the date of grant. The following information regarding shares granted under the 1991 Plan, the 1994 Plan and the 1995 Plan has been adjusted to reflect stock dividends, including the dividend payable to shareholders of record as of December 22, 1995.

     Options for the purchase of an aggregate of 45,094 shares of Common Stock were issued pursuant to the 1991 Plan, which was approved by the shareholders on February 18, 1992. The current option price, after adjustment to reflect stock dividends, for all of the unexercised options granted pursuant to the 1991 Plan is $3.03 per share. As of December 31, 1995, the members of the Board of Directors of the Company holding unexercised options were Messrs. Bonda and Lanham, each of whom holds an option to purchase 8,053 shares; Mr. Cronin, who holds an option to purchase 4,832 shares; and Messrs. Williamson, Risk and Gilliatt each of whom holds options to purchase 3,221 shares. On December 14, 1992, Mr. Gilliatt exercised an option under the 1991 Plan with respect to 2,200 shares at an option price of $4.43 per share, and on January 10, 1994, he exercised an option under this Plan with respect to 1,331 shares at an option price of $3.66. On December 30, 1993, Mr. Williamson exercised an option under the 1991 Plan for 3,630 shares at an option price of $4.03 per share; and on May 26, 1994, Mr. Risk exercised an option under the 1991 Plan with respect to 3,993 shares at an option price of $3.66 (Note that these exercises and exercise prices do not reflect adjustment for any stock dividends declared subsequent to the exercise date.) No other options granted under this Plan were exercised.

     Options for the purchase of an aggregate of 35,937 shares of Common Stock were issued pursuant to the 1994 Plan, which was approved by the shareholders on February 23, 1994. As of December 31, 1995, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson hold options to purchase 6,655 shares each, and Mr. Cronin, nonemployee director of a subsidiary, holds an option to purchase 2,662 shares, at an option price of $7.42 per share. No options granted under this Plan have been exercised.

     Options for the purchase of an aggregate of 30,250 shares of Common Stock were issued pursuant to the 1995 Plan, which was approved by the shareholders on February 22, 1995. As of December 31, 1995, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson hold options to purchase 6,050 shares each at an option price of $8.34 per share. No options granted under this plan have been exercised.

     The Company has consultant agreements with Messrs. Williamson and Gilliatt for certain administrative and marketing services at an annual consultant fee of $12,000 each, subject to termination by the Company at any time.

MANAGEMENT RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1995, the Company paid $180,000 to Kelley & Partners, Ltd. ("KPL") for management and administrative services and certain office expenses. The Company purchased a restaurant property from KPL during the year for $810,000. The property was formerly leased to Consolidated Specialty Restaurants, Inc., a subsidiary of the Company. In addition, KPL leases one restaurant property to the subsidiary company at an annual rental of $75,000 to June 2000. Mr. E. W. Kelley, Chairman, and Ms. S. Sue Aramian, Vice Chairwoman of the Company, are Managing General Partners of KPL; Messrs. Bonda and Williamson, directors of the Company, are General Partners of KPL; and Messrs. Lanham and Risk, directors of the Company, are limited partners of KPL.

     The Company granted exclusive franchise rights in 1991 to Kelley Restaurants, Inc., formerly SNS South, Inc., for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. The franchisee currently operates eight restaurants in Atlanta, Georgia, with one additional restaurant under construction, and is proceeding with development of both markets in accordance with the terms of the area development agreements. Kelley & Partners, Ltd. and E. W. Kelley together own a controlling interest in the parent corporation of Kelley Restaurants, Inc., and Mr. Kelley and Ms. Aramian serve as officers and directors and Mr. Williamson serves as a director of the parent corporation of the franchisee.

     Steak n Shake, Inc., a subsidiary of the Company, receives certain annual incentive and promotional fees from its soft drink supplier. Under a termination agreement with a former distributor, King Cola, Inc., the Company agreed to share a portion of the annual incentive fees not to exceed $60,000 with the former distributor. During fiscal 1995, a payment of $60,000 was made to King Cola, Inc. pursuant to this agreement. Mr. Kelley and Ms. Aramian are officers and directors of King Cola, Inc.

     The Board of Directors believes that the transactions described herein were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years:


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                            Annual Compensation          Long-Term Compensation
-------------------------------------------------------------------------------------------------------------------
                                                                       Restricted                     All Other
                              Fiscal     Salary ($)     Bonus ($)     Stock Awards    Stock Options  Compensation
                               Year                                      ($)(1)            (#)         ($)(2)
-------------------------------------------------------------------------------------------------------------------
     Alan B. Gilman            1995      $ 253,460      $ 171,500      $ 180,625         13,200       $ 15,671
     President and Chief       1994      $ 239,100      $ 141,800      $  46,500         12,100       $ 16,285
     Executive Officer(3)      1993      $ 212,558      $  69,638      $  37,500         13,310       $  6,302
-------------------------------------------------------------------------------------------------------------------
     E. W. Kelley              1995      $ 110,000      $ 170,000              -         11,000       $ 20,384
     Chairman                  1994      $ 110,765      $ 165,000              -         12,100       $ 35,559
                               1993      $ 110,445      $ 165,000              -         13,310       $ 21,728
-------------------------------------------------------------------------------------------------------------------
     S. Sue Aramian            1995      $  78,750      $  70,000              -          8,800       $ 10,817
     Vice Chairwoman           1994      $  76,420      $  67,000              -          9,680       $  9,105
                               1993      $  66,728      $  59,422              -         10,648       $  6,650
-------------------------------------------------------------------------------------------------------------------
     James W. Bear             1995      $ 141,630      $  63,360      $ 122,125          7,700       $ 10,076
     Senior Vice President     1994      $ 128,400      $  55,687      $  31,000          8,470       $ 13,342
     and Treasurer             1993      $ 119,667      $  29,376      $  30,000          9,317       $  8,944
-------------------------------------------------------------------------------------------------------------------
     Gary T. Reinwald          1995      $ 128,850      $  44,780      $ 122,125          7,700       $ 10,045
     Vice President,           1994      $ 110,813      $  47,034      $  31,000          8,470       $  9,158
     Steak n Shake, Inc.       1993      $ 100,983      $  23,419      $  26,250          7,986       $  7,630
-------------------------------------------------------------------------------------------------------------------

     (1) THE AMOUNTS SHOWN IN THIS COLUMN REPRESENT THE MARKET VALUE OF THE RESTRICTED STOCK AWARDED UNDER THE COMPANY'S CAPITAL APPRECIATION PLAN AND WERE CALCULATED BY MULTIPLYING THE CLOSING MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF AWARD BY THE NUMBER OF SHARES AWARDED. AS OF DECEMBER 29, 1995, THE NUMBER AND VALUE OF THE AGGREGATE UNVESTED RESTRICTED STOCK HOLDINGS OF EACH OF THE NAMED EXECUTIVE OFFICERS WERE AS FOLLOWS: MS. ARAMIAN, 7,700 SHARES ($108,500); MR. GILMAN, 30,591 SHARES ($264,625); MR. BEAR, 21,483
          SHARES ($183,125); AND MR. REINWALD, 20,818 SHARES ($179,375).  MR.
          KELLEY HOLDS NO UNVESTED RESTRICTED STOCK AND HAS DECLINED GRANTS UNDER THE CAPITAL APPRECIATION PLAN SINCE 1991. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES ARE RESTRICTED DURING A PERIOD OF THREE YEARS AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASONS OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD. THE AMOUNTS DO NOT REFLECT THE CASH VALUE OF THE BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK, WHICH REPRESENT THE SUM OF THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK PLUS DIVIDENDS PAID PER SHARE FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE RECIPIENT OF THE AWARD IS ENTITLED TO ANY DIVIDENDS PAID ON OUTSTANDING COMMON STOCK SUBSEQUENT TO THE DATE OF THE AWARD.

     (2) INCLUDES (I) AMOUNTS PAYABLE PURSUANT TO THE COMPANY'S EXECUTIVE MEDICAL REIMBURSEMENT PLAN WHICH PROVIDES FOR PAYMENT OF CERTAIN MEDICAL EXPENSES, AS DEFINED, UP TO $3,000 FOR EACH PLAN YEAR ENDING OCTOBER 31, (II) AMOUNTS PAID BY THE COMPANY FOR OR ON BEHALF OF THE EXECUTIVE WITH RESPECT TO TERM LIFE INSURANCE PREMIUMS FOR COVERAGE IN EXCESS OF $50,000, AND (III) AMOUNTS OF ANNUAL CONTRIBUTIONS BY THE COMPANY FOR THE ACCOUNT OF THE NAMED EXECUTIVE OFFICERS UNDER THE COMPANY'S PROFIT SHARING PLAN.

     (3) MR. GILMAN WAS APPOINTED PRESIDENT OF THE COMPANY ON JULY 13, 1992 AND ASSUMED THE ADDITIONAL TITLE OF CHIEF EXECUTIVE OFFICER AS OF OCTOBER 1, 1992. THE COMPANY HAS AGREED THAT IF MR. GILMAN LEAVES THE COMPANY'S EMPLOYMENT FOR ANY REASON OTHER THAN RETIREMENT OR TERMINATION BY THE COMPANY FOR CAUSE, HE WILL BE PAID AT HIS BASE COMPENSATION RATE ON THE DATE OF TERMINATION FOR A PERIOD OF NINE MONTHS THEREAFTER.

STOCK OPTION GRANTS IN FISCAL 1995

     The following table presents certain information for the Named Executive Officers relating to stock option grants, (adjusted for the 10% stock dividend payable to holders of record as of December 22, 1995) during fiscal 1995 under the Company's 1995 Employee Stock Option Plan.

                                                          INDIVIDUAL GRANTS
                                                         ------------------

                                                                                                         POTENTIAL REALIZABLE
                                                    PERCENTAGE OF                                        VALUE AT ASSUMED ANNUAL
                                                    TOTAL OPTIONS                                        RATES OF STOCK APPRECIATION
                              NUMBER OF             GRANTED TO                                           FOR OPTION TERM (2)
                              INCENTIVE OPTIONS     EMPLOYEES IN        EXERCISE PRICE     EXPIRATION    ----------------
     NAME                     GRANTED (1)           FISCAL 1995         ($ PER SHARE)(1)   DATE          5% ($)             10%($)
     ----                     -------               -----------         -------------      ----          ------             ------
     Alan B. Gilman              13,200                 10.2%              $11.59           5/3/00       $42,240           $93,456
     E. W. Kelley                11,000                  8.5%               12.75           5/3/00        22,440            65,120
     S. Sue Aramian               8,800                  6.8%               12.75           5/3/00        17,952            52,096
     James W. Bear                7,700                  6.0%               11.59           5/3/00        24,640            54,516
     Gary T. Reinwald             7,700                  6.0%               11.59           5/3/00        24,640            54,516

     (1) OPTIONS GRANTED UNDER THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN MAY BE EITHER NONQUALIFIED OPTIONS OR INCENTIVE OPTIONS AT THE DISCRETION OF THE COMMITTEE, WITH A TERM OF FIVE YEARS AT AN EXERCISE PRICE EQUAL TO THE CLOSING PRICE ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS - AUTOMATED QUOTATION SYSTEM ("NASDAQ") OF THE COMPANY'S COMMON STOCK AS OF THE DAY PRECEDING THE DATE OF GRANT UPON WHICH A SALE IS TRANSACTED, EXCEPT IN THE CASE OF INCENTIVE OPTIONS GRANTED TO HOLDERS OF MORE THAN 10% OF THE TOTAL VOTING POWER OF THE COMPANY'S COMMON STOCK, IN WHICH CASE THE OPTION EXERCISE PRICE SHALL BE AT LEAST 110% OF THE FAIR MARKET VALUE. OPTIONS ARE EXERCISABLE AS TO 20% ON THE DATE OF GRANT AND 20% ON EACH ANNIVERSARY OF THE DATE OF GRANT UNTIL FULLY EXERCISABLE. OPTIONS GRANTED UNDER THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN FURTHER PROVIDE FOR A RELOAD OPTION (THE "RELOAD OPTION") IN THE EVENT THE OPTIONEE EXERCISES THE OPTION, IN WHOLE OR IN PART, BY SURRENDERING OTHER SHARES OF THE COMPANY'S COMMON STOCK IN ACCORDANCE WITH THE PLAN. ANY SUCH RELOAD OPTION (I) WILL BE FOR A NUMBER OF SHARES EQUAL TO THE NUMBER OF SHARES SO SURRENDERED; (II) WILL HAVE AN EXPIRATION DATE WHICH IS 5 YEARS FROM THE RELOAD OPTION ISSUANCE DATE; AND (III) WILL HAVE AN EXERCISE PRICE EQUAL TO THE MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF EXERCISE OF THE ORIGINAL OPTION. THERE IS NO RELOAD OPTION ON A RELOAD OPTION.

     (2) THE DOLLAR AMOUNTS UNDER THESE COLUMNS ARE THE RESULT OF CALCULATIONS AT THE 5% AND 10% RATES SET BY THE SECURITIES AND EXCHANGE COMMISSION AND, THEREFORE, ARE NOT INTENDED TO FORECAST POSSIBLE FUTURE APPRECIATION, IF ANY, OF THE COMPANY'S STOCK PRICE. THE COMPANY'S PER SHARE STOCK PRICE WOULD BE $14.79 AND $18.67 IF INCREASED 5% AND 10%, RESPECTIVELY, COMPOUNDED ANNUALLY OVER THE FIVE-YEAR OPTION TERM.

                AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1995
                        AND FISCAL YEAR END OPTION VALUES

     The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal 1995 under the Company's Employee Stock Option Plans and, in addition, information relating to the valuation of unexercised stock options. The following information has not been adjusted for the stock dividend payable to shareholders of record as of December 22, 1995.


                                                   NUMBER OF UNEXERCISED        DOLLAR VALUE OF UNEXERCISED
                                                   OPTIONS HELD AT              OPTIONS AT
                      NUMBER OF        DOLLAR      SEPTEMBER 27, 1995           SEPTEMBER 27, 1995(1)
                      SHARES ACQUIRED  VALUE       ------------------           ------------------
     NAME             ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
     ----             -----------      --------    -----------   -------------  -----------   -------------
     Alan B. Gilman      4,840        $19,457         19,384         26,364       $141,646       $147,682

     E. W. Kelley            -              -         51,460         24,498        481,623        121,158

     S. Sue Aramian          -              -         30,760         19,412        258,603         95,421

     James W. Bear      14,641       $104,683         23,936         17,203        193,808         98,768

     Gary T. Reinwald        -              -         34,045         16,133        330,871         89,340


     (1) BASED ON THE NASDAQ CLOSING PRICE OF THE COMPANY'S COMMON STOCK ON SEPTEMBER 27, 1995, OF $14.63.



                           LONG TERM INCENTIVE PLAN -
                           AWARDS IN LAST FISCAL YEAR

     The following table sets forth awards of Restricted Common Shares made to the Named Executive Officers in fiscal 1995 under the Company's Capital Appreciation Plan, as adjusted for the stock dividend payable to shareholders of record as of December 22, 1995.



                                            PERFORMANCE OR
                       NUMBER OF            OTHER PERIOD
                       SHARES, UNITS        UNTIL MATURATION   EXPIRATION OF
     NAME              OR OTHER RIGHTS(1)   OR PAYMENT(1)      FORFEITURE PERIOD
     ----              ---------------      ----------         -----------------
     Alan B. Gilman      6,050              three years         October 10, 1997
                         9,900              three years         August 8, 1998

     E. W. Kelley            -                        -                        -

     S. Sue Aramian          -                        -                        -

     James W. Bear       4,235              three years         October 10, 1997
                         6,600              three years         August 8, 1998

     Gary T. Reinwald    4,235              three years         October 10, 1997
                         6,600              three years         August 8, 1998



     (1) AWARDS UNDER THE COMPANY'S 1994 CAPITAL APPRECIATION PLAN CONSIST OF RESTRICTED COMMON STOCK AND BOOK UNITS. THE RESTRICTED COMMON STOCK CANNOT BE SOLD UNTIL IT VESTS AT THE END OF THE FORFEITURE PERIOD, WITH VESTING CONTINGENT UPON THE GRANTEE'S CONTINUED EMPLOYMENT WITH THE COMPANY. BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK ARE CASH AWARDS PAID TO THE GRANTEE AT THE END OF THE
          FORFEITURE PERIOD AND REPRESENT THE SUM OF THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK PLUS DIVIDENDS PAID PER SHARE FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE COMPANY'S 1994 CAPITAL APPRECIATION PLAN EXPIRES BY ITS TERMS ON DECEMBER 31, 1996.

                        REPORT OF THE EXECUTIVE COMMITTEE

     The compensation of the Company's executive officers, including awards under the Company's Capital Appreciation and Stock Option Plans, is generally determined by the Board of Directors upon recommendations of the Executive Committee (the "Committee") in tandem with recommendations of the President of the Company. See "Committee Interlocks and Insider Participation." The following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 1995 is furnished by the directors who comprise the Executive Committee.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the highest level management talent required to achieve the corporate objectives and thereby increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development and achievement of the Company's business. To attain these objectives, the Company's executive compensation program includes a high quartile competitive base salary, coupled with an added cash incentive component which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of predetermined financial and individual operational objectives. In addition, awards are made under the Company's Capital Appreciation Plan to a select group of management which includes certain of the Named Executive Officers, and under the Company's Employee Stock Option Plan to management employees, including the Named Executive Officers, based upon the potential contributions of each in the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the level of attainment of defined financial and/or operational performance objectives and accomplishment of the individual objectives of the executive established at the beginning of the fiscal year. In addition, all eligible Company employees, including its eligible executive officers, participate in a profit sharing plan. Pursuant to the Profit Sharing Plan, the Company makes annual contributions, which are subject to the discretion of the Board of Directors, to a trust for the benefit of participating employees.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Executive Committee from time to time establishes, subject to the approval of the Board of Directors, the salaries which will be paid to the Company's executive officers. In setting base salaries, the Executive Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Committee also determines the terms of the Company's incentive bonus plans in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, and fixes the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the Plan.

     In connection with the compensation determinations to be made, the Company utilizes the Hay Guide Chart - Profile Method of Job Evaluations developed by Hay Management Consultants, a nationally recognized compensation consulting firm, to evaluate and rank executive and management positions within the Company. This Guide Chart - Profile method of measuring job content, as updated from time to time, together with the annual Towers Perrin's Annual Chain Restaurant Compensation survey, serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are competitive within the industry and appropriate to the Company's objectives. Other studies are used as they are available and appropriate.

     For fiscal 1995, each of the executive officers, including Messrs. Gilman, Bear and Reinwald, received compensation pursuant to the Company's annual incentive bonus plan. Each year the Board establishes in advance, a targeted profit growth goal increase. Each executive job classification has a specific bonus percentage level based on the job rating (as explained above). The various bonuses are then increased or decreased uniformly based on performance in relation to actual earnings results versus the targeted profit goal. The system pays modestly below the target but escalates as high as 2 1/2 times the bonus percentage level for increases substantially above goal. The bonus is also divided into two parts with 70% being based on Company profit performance for the year and the remainder being based on accomplishment against each executive's specific near-term and long-term objectives.

     Mr. Kelley and Ms. Aramian also received incentive bonus awards for fiscal 1995 based on independent evaluations by the Executive Committee (Mr. Kelley did not participate in these evaluations). Their awards were based on the year's profit achievement, but also as to the high level of achievement of the planned financial goals of the Company for the fiscal year and the value of the leadership, direction and individual contributions of both to the Company's business operations, innovative marketing programs, expansion goals, management selections and capital accumulation and funding programs.

     Mr. Kelley, as modern day founder of the Company's food service concepts, elected earlier to not participate in the Capital Appreciation Plan with more of his compensation contingent on the Company's annual performance and growth.

STOCK OPTION AWARDS

     Stock options are granted to key employees, including the Named Executive Officers, by the Stock Option Committee under the Company's Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of management responsibility. The largest grants are awarded to the most senior employees, who, in the view of the Stock Option Committee, have the greatest potential impact on the Company's profitability and growth. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee, and with limited exceptions are granted at an exercise price equal to 100% of the fair market value on the date of grant. Incentive options granted to Mr. Kelley and Ms. Aramian are granted at an exercise price equal to 110% of the fair market value on the date of the grant, as required by Section 422A of the Internal Revenue Code. Options outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable. The options expire five years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

RESTRICTED STOCK AWARDS

     Restricted stock awards under the Company's Capital Appreciation Plan are granted on an irregular basis by the Board of Directors, on recommendations of the Executive Committee, to executive officers and key employees of the Company. The number of restricted shares and book units so awarded and the frequency thereof serve as a retention vehicle and are based on the contributions of each grantee in the long-term profitability and growth of the Company. The executive holds all of the ownership rights to the stock from the date of grant, including the right to receive dividends thereon if paid, except the right to transfer or assign the stock. The shares of Common Stock are issued at the time of the award; however, these shares are restricted during a period of three years and are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the Common Stock are paid in cash at the end of the forfeiture period in an amount equal to the sum of the net change in the book value per share of the Common Stock plus dividends per share paid from the date of grant to the end of the three-year forfeiture period. Mr. Kelley has declined grants of Restricted Stock Awards under the Plan since 1991. Restricted Stock Awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Alan B. Gilman was appointed to his present position as President on July 13, 1992 and he assumed the added title of Chief Executive Officer on October 1, 1992. The total compensation, including base salary, incentive compensation and stock awards, paid to Mr. Gilman during 1995 was determined by the Board of

Directors in accordance with the criteria described in the "Relationship of Compensation to Performance", "Stock Option Awards" and "Restricted Stock Awards" sections in this report. He received an increase in his base compensation to $280,000 as of August 16, 1995, and an incentive bonus of $171,500 for the year, representing 68% of his 1995 base salary, which reflect the Board's assessment of his very favorable performance and his broad involvement in the successful operations of the Company in fiscal 1995.

     Mr. Gilman also received stock awards during 1995, including 13,200 shares of Common Stock under the Company's Stock Option Plan. He also received 6,050 and 9,900 shares, along with related book units, on October 10, 1994 and August 8, 1995, respectively, under the Company's Capital Appreciation Plan. The Stock Option Committee and the Board of Directors determined that Mr. Gilman had more than met his performance objectives for the year and continues to make substantial executive contributions to the progress and growth of the Company's businesses. Additional details of Mr. Gilman's total cash and stock compensation over the past three fiscal years are disclosed in the Summary Compensation Table.

     The foregoing report is hereby submitted by the members of the Executive Committee.

                               EXECUTIVE COMMITTEE

              E. W. Kelley     J. Fred Risk      James Williamson, Jr.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kelley, Chairman of the Company, also serves as Chairman of the Executive Committee but does not participate in deliberations or recommendations of that Committee as to his compensation. Mr. Williamson, the former President and Chief Executive Officer of the Company until July 31, 1990, is a member of the Executive Committee. Mr. Risk, a member of the Executive Committee, is not an employee of the Company or any of its affiliates.

OTHER MATTERS

     There is no family relationship among any of the nominees for directors.

     Mr. Kelley was chairman of the managing member of a limited liability company and Mr. Lanham was director of an unrelated corporation, each which filed for protection under Chapter 11 of the federal bankruptcy laws between 1991 and 1995. The bankruptcy proceeding for the company identified with Mr. Kelley is pending. The bankruptcy proceeding for the company identified with Mr. Lanham has since been discharged.

                               COMPANY PERFORMANCE

     The graph below compares for each of the last five fiscal years the cumulative total return of the Company, S&P 500, Nasdaq Non-Financial Group and the S&P Restaurants Index. The S&P Restaurants Index has been included in the graph in order to provide a more direct comparison of the Company's returns to
those of companies in the restaurant business.   The cumulative total returns
displayed below have assumed $100 invested on October 1, 1990 in the Company's Common Stock, the S&P 500, the Nasdaq Non-Financial Group and the S&P Restaurants Index, and reinvestment of dividends, including the special dividend paid by the Company on November 27, 1990.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    SPECIFIC PLOT POINTS OF PERFORMANCE GRAPH
                                  (IN DOLLARS)


                                         1990  1991 1992  1993  1994   1995
--------------------------------------------------------------------------------
     Consolidated Products, Inc.          100   291  416   555   814   1279
--------------------------------------------------------------------------------
     Standard & Poors 500                 100   131  146   165   171    221
--------------------------------------------------------------------------------
     Nasdaq Non-Financial Group           100   157  166   216   215    294
--------------------------------------------------------------------------------
     Standard & Poors Restaurants Index   100   137  174   205   204    292
--------------------------------------------------------------------------------


                 2.   APPROVAL OF THE 1996 NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

     Subject to approval by the vote in favor of adoption of the Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting of Shareholders, the Board of Directors of the Company, with nonemployee directors abstaining, approved on December 8, 1995, the 1996 Nonemployee Director Stock Option Plan ("1996 Director Plan") for nonemployee members of the Board of Directors under which non-discretionary nonqualified stock options have been granted to nonemployee directors of the Company to purchase an aggregate of 15,000 shares of the Company's Common Stock (number of shares not adjusted to reflect the dividend payable to shareholders of record on December 22, 1995). The options have a term of five years from the date of grant and are exercisable in annual increments of 20% commencing from the date of grant at an option price of $16.00, which is equal to the closing price of the Company's Common stock reported on the National Association of Securities Dealers, Inc., Automated Quotation System ("Nasdaq") on December 7, 1995, the day preceding the date of grant on which a sale was transacted. Options are not transferable except by will or the laws of descent and distribution.

     The options were conditionally granted to each of the nonemployee directors of the Company, being Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson, for 3,000 shares, for a total of 15,000 shares, being all of the shares authorized under the 1996 Director Plan. No further options will be granted under the 1996 Director Plan and if any outstanding options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall not become eligible for other options under the 1996 Director Plan. A copy of the 1996 Director Plan has been included as an Appendix to this proxy statement.

FEDERAL INCOME TAX CONSEQUENCES OF NONQUALIFIED STOCK OPTIONS

     An optionee will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option will include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, then the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price.

     The Company will be entitled to a federal income tax deduction, as of the date the optionee recognizes ordinary income, in the amount of the ordinary income recognized by the optionee.


VOTE REQUIRED

     Shareholder approval of the 1996 Nonemployee Director Stock Option Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1996 Annual Meeting.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE CONSOLIDATED PRODUCTS, INC. 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AS DESCRIBED ABOVE. Proxies solicited by the Board of Directors will be so voted unless the shareholders specify in their proxies a contrary choice.

                3. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Subject to approval by the shareholders, the Board of Directors has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 25, 1996. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company. This selection has been recommended by the Audit Committee and the Board of Directors of the Company.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the 1995 audit and to make a statement if they desire to do so.

                                4. OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before this meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                    APPENDIX

                            OMITTED GRAPHIC MATERIAL

     The section of the Proxy Statement entitled "Company Performance" refers to graph comparing the five year cumulative return of the Company, S&P 500, Nasdaq Non-financial Group and S&P Restaurants Index. For purposes of electronic submission of this document, the substantive information contained in the omitted graphic material has been provided in chart form in the "Company Performance" section.

                           CONSOLIDATED PRODUCTS, INC.
                            1996 NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

1.   PURPOSE.

     The purpose of the Consolidated Products, Inc. Nonemployee Director Stock Option Plan (the "Plan") is to provide to certain nonemployee directors of Consolidated Products, Inc. (the "Corporation") who are materially responsible for the overall direction of the business of the Corporation, a favorable opportunity to acquire shares of Common Stock of the Corporation, thereby providing them with an increased incentive to work for the success of the Corporation and better enabling such entity to attract and retain capable directors.

2.   ADMINISTRATION OF THE PLAN.

     It is intended that the Plan be administered as a non-discretionary plan. The Plan does not permit any discretion to be exercised as to:

(a) the selection of nonemployee directors to whom stock options under the Plan may be granted, and

(b) the number of shares granted to individual nonemployee directors under the Plan.

3.   AWARDS.

     Awards under the Plan shall consist of Nonqualified Stock Options.

4.   ELIGIBILITY.

     Options may be granted only to nonemployee directors of the Corporation who are not eligible to participate in any other employee stock option plans now or hereafter sponsored by the Corporation ("Optionees").

5.   STOCK SUBJECT TO THE PLAN.

     There shall be reserved for issuance upon the exercise of options granted under the Plan, 15,000 shares of Common Stock of the Corporation, with a stated value of $.50 per share, which may be authorized but unissued shares or treasury shares of the Corporation. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not become available for other options under the Plan.

6.   OPTION GRANTS AND OPTION PERIOD.

     Without further action by the Board of Directors or the Shareholders of the Corporation, each Optionee in the Plan serving as a nonemployee director of the Corporation shall receive a single grant to purchase 3,000 shares of

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Common Stock.  Each option shall be exercisable in annual increments of 20%
commencing from the date of grant and shall expire 5 years after date of grant. Each option shall be subject to earlier termination as hereinafter provided.

7.   TERMS OF OPTION.

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee and shall be subject to the following terms and conditions:

     (a) OPTION PRICE - the price to be paid for shares of stock upon the exercise of each option shall be the fair market value on the date of grant. As used herein, fair market value shall be the last reported sales price of the Common Stock of the Corporation on the date next preceding the date of grant on which a sale is transacted.

     (b) PERIOD FOR EXERCISE OF OPTION - an option shall not be exercisable after five (5) years from the date on which such option is granted.

     (c) PURCHASE OF SHARES - the option price of each share of stock purchased upon exercise of an option shall be paid in full, in cash, at the time of such exercise; provided, however, that an Optionee may exercise an option in whole or in part by tendering to the Corporation whole shares of the Corporation's Common Stock owned by him, and cash, having fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the average of the closing sales price for the shares on any national securities exchange on which such shares are listed (or, if listed on more than one such exchange, then on the one located in New York City) or, if not so listed, the closing price reported on the National Association of Securities Dealers, Inc. Automated Quotations Systems (Nasdaq), for the five trading days preceding the date of exercise of the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than 100 shares unless the remaining shares which have become subject to purchase are fewer than 100 shares. An option may be exercised only by written notice to the Corporation, mailed to the attention of the Secretary of the Corporation, signed by the Optionee (or such other persons as shall demonstrate to the Corporation his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered to or upon the order of such person or persons as soon as practicable after such written notice is received by the Corporation. An Optionee shall not have any rights of a shareholder in respect of the shares subject to an option until a certificate representing such shares has been issued.

     (d) TERMINATION OF OPTION - if an Optionee ceases to be a director of the Corporation for any reason other than permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of such directorship. If an Optionee ceases to be a director of the Corporation by reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Code), any option granted to him may be exercised by him in whole or in part within 1 year after the date of termination as a director by reason of such disability whether or not the option was otherwise exercisable at the date of such termination of his director services. In the event of death of an Optionee while serving as a director, any option granted to him may be exercised in whole or in part at any time after date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term, whether or not the option was otherwise exercisable at the date of death. Notwithstanding the foregoing provisions of this subsection
          (d), no option shall, in any event, be exercisable after the expiration of the period set out in subsection (b) above.

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

     (e) NONTRANSFERABILITY OF OPTION - An option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by him.

     (f) INVESTMENT REPRESENTATIONS - unless the shares subject to an option are registered under the applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for the sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representation and limitations.


8.   ADJUSTMENT OF SHARES.

     In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Corporation shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted under the Plan as determined by the Board of Directors. Any determination by the Board of Directors hereunder shall be conclusive.

9.   AMENDMENT.

     The Board of Directors of the Corporation may amend the plan from time to time and, with the consent of the Optionee, the terms and provisions of an option, except that without the approval of the holders of at least a majority of the outstanding shares of the Corporation entitled to vote:

     (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

     (b) the option price under any option may not be reduced to less than the fair market value of the stock on the date such option is granted except as provided in Section 8 hereof;

     (c) the number of shares subject to options granted to any nonemployee director, the date of such grants and the period during which an option may be exercised may not be modified except as provided in
          Section 8 hereof;

     (d) the class of Optionees to whom options may be granted under the Plan may not be modified; and

     (e) the benefits accruing to Optionees under the Plan shall not be increased materially within the meaning of Reg. 16b-3(a)(2)(ii)(A) promulgated under the Securities Exchange Act of 1934.

     No amendment of the Plan, however, may, without the consent of the Optionees, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such Optionees.


10.  TERMINATION.

     The Plan shall terminate upon the earlier to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder; or (b) the determination of the Board of Directors that the Plan shall terminate; or (c) upon the tenth anniversary of the date of approval of

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

the Plan by the shareholders of the Corporation. Any termination by the Board of Directors shall not affect the validity of any option theretofore granted under the Plan.

11.  GOVERNING LAW.

     The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

12.  GOVERNMENT AND OTHER REGULATIONS.

     The obligations of the Corporation to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action, and the options granted pursuant to the Plan may not be exercised until all applicable Federal and State securities requirements pertaining to the offer and sale of securities issued pursuant to the Plan have been met and the Corporation has been advised by counsel that all applicable legal requirements have been met.

13.  EFFECTIVE DATE.

     The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors; provided, however, that the effectiveness of any grant of options pursuant to the Plan prior to the 1996 Annual Meeting of Shareholders shall be conditional upon the approval of the Plan by the holders of at least a majority of the outstanding shares of the Corporation's stock entitled to vote thereon at the 1996 Annual Meeting of Shareholders.

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

                                      PROXY

                           CONSOLIDATED PRODUCTS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 21, 1996

The undersigned appoints E. W. Kelley, J. Fred Risk and S. Sue Aramian and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of Consolidated Products, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held February 21, 1996, or at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS:

     FOR all nominees listed below (except as marked to the contrary)

     WITHHOLD AUTHORITY to vote for all nominees listed below

     S. SUE ARAMIAN, ALVA T. BONDA, E. W. KELLEY, NEAL GILLIATT, ALAN B. GILMAN, CHARLES E. LANHAM, J. FRED RISK AND JAMES WILLIAMSON, JR.

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE COMPANY'S 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN:

          FOR       AGAINST        ABSTAIN

3. PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS:

          FOR       AGAINST        ABSTAIN

4. The proxies are authorized to vote, in their discretion, on matters which may properly come before the Annual Meeting to the extent set forth in the Proxy Statement.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

DATE:____________________________, 1996
     ____________________________
     ____________________________
     (Signatures)

Please date this proxy. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other capacity please give your full title as such.

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